UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 8, 2017

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                  ☐

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 8, 2017, each of Graham T. Allison and Peter Karmanos, Jr. notified the Board of Directors (the “Board”) of Taubman Centers, Inc. (the “Company”) that he will resign from the Board, effective January 15, 2018. Mr. Allison’s and Mr. Karmanos’ resignations were not due to any disagreement on any matter relating to the Company’s operations, policies, or practices.

On November 9, 2017, the Board appointed Mayree C. Clark and Michael J. Embler to the Board, effective January 16, 2018, on the recommendation of the Board’s Nominating and Corporate Governance Committee. Ms. Clark and Mr. Embler will serve as independent members of the Board, filling the vacancies created by the aforementioned resignations and assuming their remaining terms, which expire in 2018. Ms. Clark, age 60, and Mr. Embler, age 53, will stand for election at the Company’s 2018 Annual Meeting of Shareholders.

There are no arrangements or understandings between Ms. Clark and any other person pursuant to which she was selected as a director. Ms. Clark has no family relationships with any director or executive officer of the Company, and there are no transactions in which Ms. Clark has an interest requiring disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Embler and any other person pursuant to which he was selected as a director. Mr. Embler has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Embler has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with their appointments to the Board, Ms. Clark and Mr. Embler will be compensated in accordance with the Company’s non-employee director compensation program.
Item 5.03.    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 9, 2017, the Board, on the recommendation of the Board’s Nominating and Corporate Governance Committee, amended the Company’s Restated By-Laws (the “By-Laws”) to elect directors for one-year terms beginning with the class of directors to be elected at the 2018 Annual Meeting of Shareholders. Later classes will also stand for one-year terms at subsequent annual meetings, and the Board will be fully declassified by the 2020 Annual Meeting when the directors in the 2017 director class complete their elected terms.
The By-Laws, as amended and restated, are filed as Exhibit 3.1 to this report and are incorporated herein by reference. The foregoing summary of the amendment is qualified in its entirety by reference to the full text of the By-Laws, as amended and restated.

Item 8.01.    OTHER EVENTS.

On November 9, 2017, the Board, on the recommendation of the Board’s Nominating and Corporate Governance Committee, also appointed Cia Buckley Marakovits to the Nominating and Corporate Governance Committee, effective immediately, following a review of the Board’s composition and in light of Ms. Buckley Marakovits’ significant involvement in the Company’s shareholder engagement and governance initiatives. Ms. Buckley Marakovits joined the Board in December 2016.

On November 9, 2017, the Company issued a press release announcing the planned appointment of Ms. Clark and Mr. Embler to the Board, the planned resignations of Mr. Allison and Mr. Karmanos from the Board, the Board declassification amendment to the By-Laws, and the appointment of Ms. Buckley Marakovits to the Nominating and Corporate Governance Committee, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference.
Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

3.1	Amended and Restated By-Laws of Taubman Centers, Inc.
99	Press Release, dated November 9, 2017, entitled "Taubman Appoints Two New Independent Directors and Announces Other Governance Enhancements."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2017	TAUBMAN CENTERS, INC.

	By:	/s/ Chris B. Heaphy
Chris B. Heaphy
Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated By-Laws of Taubman Centers, Inc.
99	Press Release, dated November 9, 2017, entitled "Taubman Appoints Two New Independent Directors and Announces Other Governance Enhancements."